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                                                                   EXHIBIT 10(l)
                               Energen Corporation
                    OFFICER SPLIT DOLLAR LIFE INSURANCE PLAN


                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

         This Plan is established for the benefit of selected key Employees and shall be known as the "ENERGEN CORPORATION Officer Split Dollar Life Insurance Plan." The purpose of the Plan is to provide Company sponsored split dollar life insurance benefits in order to recruit and to retain selected key employees for the Company.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and phrases as used in the Plan have the following meanings:

         2.1 "Agreement" means a Split Dollar Insurance Agreement entered into by the Company and the Participant in the form approved by the Company.

         2.2 "Board" (or "Board of Directors") means the present and any succeeding Board of Directors of the Company or the Officers Review Committee of said Board, which shall have the authority of said Board with respect to the Plan.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.4 "Company" means ENERGEN CORPORATION, an Alabama corporation, which has it principal place of business in Birmingham, Alabama and any organization that is a successor thereto.


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         2.5      "Employee" means an employee of the Company or a Subsidiary that is selected by the Board to participate in the Plan.

         2.6 "Participant" means either an Employee or, if the Employee so elects and the Company consents, the trustee or trustees of one or more trusts established by the Employee.

         2.7 "Plan" means the "ENERGEN CORPORATION Officer Split Dollar Life Insurance Plan" as set forth herein and as amended from time to time.

         2.8 "Plan Administrator" means the Company's Vice President, Human Resources or such other person or persons as the Board shall designate as responsible for administering the Plan.

         2.9 "Plan Year" means the calendar year; provided that records with respect to each individual policy under the Plan shall be maintained on the basis of the applicable policy year.

         2.10 "Policy" means a life insurance policy issued by an insurance company designated by the Plan Administrator on the life of the Employee.

         2.11 "Subsidiary" means a subsidiary or affiliate controlled by or under common control with the Company.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. An Employee on whose life the Company and the Participant are able to purchase a Policy on terms and at a cost that are acceptable to the Company in its sole discretion, shall be eligible to participate in the Plan.

         3.2 Agreements. In order to participate in the Plan, a Participant shall enter into an Agreement with the Company and, where appropriate, execute either (i) a joint


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ownership supplement to the insurance policy application or (ii) an assignment of the Policy as collateral (the "Collateral Assignment") in favor of the Company on such terms as shall be determined by the Company in its sole discretion. The Agreement and, where appropriate, either the joint ownership supplement or the Collateral Assignment are hereby incorporated into and made a part of the Plan.

         3.3 Policy. Each Agreement shall provide for the purchase of a Policy from an insurance company. Both the identity of the insurance company and the ownership of and terms of the Policy shall be determined by the Plan Administrator in its sole discretion. The Policy is hereby incorporated into and made a part of the Plan.

         3.4 Benefits. All benefits paid under the Plan in respect of a Participant shall be determined by the terms of the applicable Agreement and the Policy.

         3.5 Multiple Agreements. The Company and a Participant may enter into more than one Agreement pursuant to the Plan.

         3.4 Waiver. The Participant's participation may be conditioned on the Employee's effective waiver of certain welfare benefits provided by the Company or a Subsidiary.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.1 In General. The Plan shall be administered by the Plan Administrator, who shall be the Plan's named fiduciary.

         4.2 Expenses. The expenses incident to the operation of the Plan, including the compensating of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance to the Plan, shall be paid by the Company.

         4.3 Powers of the Plan Administrator. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Agreement and,


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where appropriate, either the joint ownership supplement or the Collateral
Assignment, the Plan Administrator shall have the following specific powers and duties in his sole discretion:

                  (a) To make and enforce such rules and regulations as he shall deem necessary or proper for the efficient administration of the Plan;

                  (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

                  (c) To compute the amount of benefits that shall be payable to any Participant in accordance with the provisions of the Plan;

                  (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as he may determine; and

                  (e) To employ one or more persons to render advice with respect to any of his responsibilities under the Plan.

         4.4 Conflicts of Interest. Should the Plan Administrator have a conflict of interest concerning a matter under his authority as the Plan Administrator, he may refer the matter to the President and Chief Executive Officer. Upon referral of such matter, the President and Chief Executive Officer shall assume all responsibilities and obligations specified herein as Plan Administrator with regard to the matter referred to him.

         4.5 Finality. To the extent permitted by applicable law, determinations by the Plan Administrator and any interpretation, rule or decision adopted by the Plan Administrator under the Plan, the Agreement, or the Collateral Assignment or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs and personal representatives.


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         4.6      Benefit Claims Procedure.  A claim for a benefit under the
Plan by any person shall be filed in the manner and governed by the procedures set forth in the Agreement.

                                    ARTICLE V

                                   AMENDMENTS

         5.1 Amendment and Termination. The Company by action of the Board may modify, amend, suspend or terminate the Plan at any time.

         5.2 Merger or Consolidation. In the event of a merger or a consolidation by ENERGEN CORPORATION with another corporation, or the acquisition of substantially all of the assets or outstanding stock of ENERGEN CORPORATION by another corporation, then and in such event the obligations and responsibilities of ENERGEN CORPORATION under this Plan and any Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of all Participants under this Plan and any Agreement shall continue.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Incapacity. If the Plan Administrator determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his or her spouse, parent, brother, sister or other party deemed by the Plan Administrator to have incurred expenses for such person. Any such payment, to the extent paid, shall discharge the Company's obligation therefore and the Company shall not be responsible for the use of such payment after payment is made.

         6.3 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan


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Administrator and reasonably required for the proper administration of the Plan.
Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Company may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

         6.4 Policy Claims. Any claim for benefits under a Policy shall be subject to and governed by the terms of the Policy.

         6.5 No Right To Employment. Nothing in this Plan or any Agreement shall be deemed to constitute a contract of employment or to give any Employee the right to be retained in the service of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee or Participant under the Plan.

         6.6 Withholding Taxes. The Plan Administrator may make any appropriate arrangements to deduct from all amounts paid or payable under the Plan or from other amounts paid or payable to the Employee any taxes required to be withheld by any government or government agency. The Employee shall pay all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

         6.7 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating usage of such phrases as "his or her" and "Subsidiary or Subsidiaries," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term used herein in the singular shall also include the plural, except when otherwise indicated by the context.

         6.8 Headings. Any headings used in this document are for convenience of reference only and are to be ignored in the construction of any provision hereof.

         6.9 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan,


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and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         6.10 Governing Law. The Plan shall be construed, administered and regulated in accordance with the laws of the State of Alabama, except to the extent that such laws are preempted by Federal law.

         6.11     Effective Date.  The Plan shall be effective as of October 1,
1999.



                                    ENERGEN CORPORATION



                                    By:
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                                       Its Vice President - Human Resources


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